UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2020

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $2.50 per share	SMMF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets
As previously disclosed on a Current Report on Form 8-K filed by Summit Financial Group, Inc. (“Summit”) on November 22, 2019 (the “Prior Report”), Summit Community Bank, Inc. (the “Company”), a subsidiary of Summit, entered into an Purchase and Assumption Agreement with MVB Bank Inc. (“MVB Bank”), a wholly-owned subsidiary of MVB Financial Corp. (“MVB Financial”) dated November 21, 2019 (the “Purchase Agreement”) pursuant to which the Company agreed to purchase certain assets and assume certain liabilities (the “Acquisition”) of three MVB Bank branch locations in Berkeley County, West Virginia and one MVB Bank branch location in Jefferson County, West Virginia (collectively, the “Branches”) for a deposit premium of 8%. Pursuant to the terms of the Purchase Agreement, the Acquisition was completed on April 24, 2020 (the “Closing”). The Company has assumed approximately $195.0 million of deposit liabilities and has acquired approximately $35.3 million in loans related to the Acquisition of the Branches.
The purchase price, subject to a customary post-closing adjustment based on the delivery within 30 calendar days following the closing date of a final closing statement setting forth the purchase price and any necessary adjustment payment amount, for the purchased assets at closing was $51.4 consisting of (i) the average daily closing balance of the deposits for the thirty (30) day period prior to the closing multiplied by 8.00%, (ii) the aggregate amount of cash on hand as of the closing date, (iii) the aggregate net book value of all assets being assumed (excluding cash on hand, real property and accrued interest with respect to the loans to be acquired), (iv) the appraised value of the real property to be acquired, and (v) accrued interest with respect to the loans to be acquired.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 7.01 Regulation FD Disclosure
On April 24, 2020, Summit issued a press release announcing the completion of the Acquisition of the Branches. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.
In accordance with general instruction B.2. of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
2.1
Purchase and Assumption Agreement, dated November 21, 2019, by and between MVB Bank, Inc. and Summit Community Bank, Inc. (incorporated by reference to Exhibit 2.1 to Summit ‘s Current Report on Form 8-K filed on November 22, 2019).

99.1	Press Release, dated April 24, 2020, issued by Summit Financial Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date: April 27, 2020	By: /s/ Julie R. Markwood
Julie R. Markwood
Senior Vice President and Chief Accounting Officer